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                                                                    EXHIBIT 24.3


                     CONSENT OF STONEFIELD JOSEPHSON, INC.

                         CERTIFIED PUBLIC ACCOUNTANTS


     The undersigned independent certified public accounting firm hereby consents to the inclusion of its report on the financial statements of Mirage Holdings, Inc. for the year ending June 30, 1997, and to the reference to it as experts in accounting and auditing relating to said financial statements, in the Registration Statement for Mirage Holdings, Inc.



/s/ Stonefield Josephson, Inc.
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STONEFIELD JOSEPHSON, INC.
Certified Public Accountants
Santa Monica, California
Dated: October 22, 1997